Exhibit 99.1

FOR IMMEDIATE RELEASE

NEXSTAR ANNOUNCES COMPLETION OF ITS EXCHANGE OFFER

Irving, Texas (March 30, 2009) – Nexstar Broadcasting, Inc. (“Nexstar Broadcasting”), an indirect subsidiary of Nexstar Broadcasting Group, Inc. (Nasdaq: NXST), today announced the successful completion of its previously announced offer to exchange up to $143,600,000 in aggregate principal amount of its outstanding 7% Senior Subordinated Notes due 2014 (CUSIP No. 65336YAB9) (the “Old Notes”) for (i) up to $142,320,761 in aggregate principal amount of Nexstar Broadcasting’s 7% Senior Subordinated PIK Notes due 2014 (the “New Notes”), to be guaranteed by each of the existing guarantors to the Old Notes, and (ii) cash. The exchange offer expired at 12:00 midnight, New York City time, on March 26, 2009.

A total of $190,731,000 in aggregate principal amount of Old Notes (approximately 99.6%) were tendered for exchange prior to the expiration date of the exchange offer, which exceeded the minimum condition of the exchange offer of $114,900,000. The aggregate principal amount of Old Notes tendered in the exchange offer in excess of $143,600,000 was reduced on a pro rata basis among all tendering holders. Accordingly, Nexstar Broadcasting issued $142,320,761 in aggregate principal amount of New Notes on March 30, 2009 in exchange for validly tendered Old Notes.

As a result of the exchange offer, Nexstar Broadcasting now has $142,320,761 in aggregate principal amount of New Notes outstanding and $47,910,000 in aggregate principal amount of Old Notes outstanding. From the date of issuance through January 15, 2011, Nexstar Broadcasting will pay interest on the New Notes entirely by issuing additional New Notes (the “PIK Interest”). PIK Interest will accrue on the New Notes at a rate per annum equal to 0.5%, calculated on a semi-annual bond equivalent basis, such that as of January 15, 2011, the total principal amount of all New Notes received in connection with the exchange offer (including those received as PIK Interest) will equal $1,000. From and after January 15, 2011, all New Notes (including those received as PIK Interest) will accrue interest in cash at a rate of 7% per year.

This press release shall not constitute an offer to exchange or sell or the solicitation of an offer to buy any securities nor shall there be any offer, exchange or sale of any securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

Statements in this news release which are not purely historical facts, including statements about forecasted financial projections (such as changes in net revenue) or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies in the future, may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, its ability to service and refinance its outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, Nexstar Broadcasting undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see its filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

Contact:

Matthew E. Devine	Joseph Jaffoni, Ratula Roy
Executive Vice President and Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

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